CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone Capital Preservation and Income Fund
The Evergreen Lexicon Fund
Keystone Intermediate Term Bond Fund
Evergreen Investment Trust

         We consent to the use of our reports dated August 8, 1997 incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.



                                               /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP


Boston, Massachusetts
September 4, 1997